Exhibit 21

Principal Financial Group, Inc. Member Companies

December 31, 2005

Corporation	State of Domicile Country of Domicile

Benefit Fiduciary Corporation	Rhode Island

Boston Insurance Trust, Inc.	Massachusetts

BrasilPrev Seguros e Previdencia S.A.	Brazil

CCIP, LLC	Delaware

Columbus Circle Investors	Connecticut

Delaware Charter Guarantee & Trust Company	Delaware

Dental-Net, Inc.	Arizona

Distribuidora Principal Mexico, S.A. de C.V.	Mexico

Employers Dental Services, Inc.	Arizona

Equity FC, Ltd.	Iowa

Executive Benefit Services, Inc.	North Carolina

HealthRisk Resource Group, Inc.	Iowa

JF MOLLOY & Associates, Inc.	Indiana

Molloy Medical Management Company, Inc.	Indiana

Petula Associates, Ltd.	Iowa

Petula Prolix Development Company	Iowa

PFG DO Brasil LTDA	Brazil

PNB Principal Financial Planners Private Limited	India

PNB Principal Insurance Advisory Company Private Limited	India

Post Advisory Group, LLC	Delaware

Preferred Product Network, Inc.	Delaware

Principal Administradora General de Fondos S.A.	Chile

Principal Afore, S.A. de C.V.	Mexico

Principal Asset Management Company (Asia) Ltd.	Hong Kong

Principal Asset Management Company Private Limited Audit Committee	India

Principal Australia (Holdings) Pty Limited	Australia

Principal Bank	OTS

Principal Capital Global Investors Limited	Australia

Principal Commercial Acceptance, LLC	Delaware

Principal Commercial Funding, LLC	Delaware

Principal Compania de Seguros de Vida Chile S.A.	Chile

Principal Consulting (India) Private Limited	India

Principal Financial Group, Inc. Member Companies

December 31, 2005

Corporation	State of Domicile Country of Domicile

Principal Creditos Hipotecarios, S.A.	Chile

Principal Development Investors, L.L.C.	Delaware

Principal Enterprise Capital, LLC	Delaware

Principal Financial Advisors, Inc.	Iowa

Principal Financial Group (Australia) Pty Ltd	Australia

Principal Financial Group, Inc.	Delaware

Principal Financial Services (Australia), Inc.	Iowa

Principal Financial Services, Inc.	Iowa

Principal Fondos de Inversion, S.A. de C.V.	Mexico

Principal Fund Management (Hong Kong) Limited	Hong Kong

Principal Generation Plant, LLC	Delaware

Principal Global Columbus Circle, LLC	Delaware

Principal Global Investors (Asia) Limited	Hong Kong

Principal Global Investors (Australia) Limited	Australia

Principal Global Investors (Australia) Service Company Pty Limited	Australia

Principal Global Investors (Europe) Limited	United Kingdom

Principal Global Investors (Ireland) Limited	Ireland

Principal Global Investors (Singapore) Limited	Singapore

Principal Global Investors Holding Company, Inc.	Delaware

Principal Global Investors Trust	Delaware

Principal Global Investors, LLC	Delaware

Principal Global Services, Private Limited	India

Principal Health Care, Inc.	Iowa

Principal Health Insurance Company	Iowa

Principal Holding Company	Iowa

Principal Insurance Company (Hong Kong) Limited	Hong Kong

Principal International (Asia) Limited	Hong Kong

Principal Financial Group, Inc. Member Companies

December 31, 2005

Corporation	State of Domicile Country of Domicile

Principal International de Chile S.A.	Chile

Principal International Holding Company, LLC	Delaware

Principal International Mexico Holding, S.A. de C.V.	Mexico

Principal International, Inc.	Iowa

Principal Investments (Australia) Limited	Delaware

Principal Investors Corporation	New Jersey

Principal Investors Corporation Investment Committee	New Jersey

Principal Life Insurance Company	Iowa

Principal Management Corporation	Iowa

Principal Mexico Compania de Seguros, S.A. de C.V.	Mexico

Principal Mexico Holding, S.A. de C.V.	Mexico

Principal Mexico Servicios, S.A. de C.V.	Mexico

Principal Net Lease Investors, L.L.C.	Delaware

Principal Nominee Company (Hong Kong) Limited	Hong Kong

Principal Pensiones, S.A. de C.V.	Mexico

Principal PNB Asset Management Company Private Limited	India

Principal Real Estate Fund Investors, LLC	Delaware

Principal Real Estate Holding Company, LLC	Delaware

Principal Real Estate Investors (Australia) Limited	Australia

Principal Real Estate Investors, LLC	Delaware

Principal Real Estate Portfolio, Inc.	Delaware

Principal Siefore, S.A. de C.V.	Mexico

Principal Trust Company (Asia) Limited	Hong Kong

Principal Trustee Company Private Limited	India

Principal Wellness Company	Indiana

Princor Financial Services Corporation	Iowa

Professional Pensions, Inc.	Connecticut

Spectrum Asset Management, Inc.	Connecticut